Exhibit 99.1

CONTACT:
Richard Bagge Interim Chief Financial Officer
 (857-415-5020)
InvestorRelations@getcosi.com

Così, Inc. Issues 7,160,766 Shares in $15 Million Capital Raise

Boston, MA – April 13, 2015 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today announced that it has closed on a stock purchase transaction with Trishield Capital Management LLC, Janus Capital Management, LLC, Goose Hill Capital LLC, Bigger Capital Fund, LP, Ken Vaughan, and one other firm.  These investors have purchased an aggregate of 7,160,766 shares of the Company’s common stock, par value $.01 per share, at a purchase price of $2.16 per share.  Gross proceeds to the Company in the amount of $15,467,255 will be used to pay indebtedness of the Company and for general corporate purposes.  The transaction closed on April 10, 2015.

Milfam II L.P. has the right, under its previously disclosed Note Purchase Agreement with the Company dated April 17, 2014, to participate in the transaction on the same terms as the other investors.

“We are now in a well-capitalized position, benefiting from these transactions, along with the Hearthstone merger and the 2014 rights offering,” stated R. J. Dourney, Cosi’s CEO and President.  “We are very pleased to have Trishield Capital Management and the other firms join existing shareholders Janus Capital Management, LLC, Goose Hill Capital, LLC, Bigger Capital Fund LP, and Ken Vaughn, as well as Milfam II L.P. and its affiliates, making our strong shareholder base even stronger,” Dourney went on to say.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 78 Company-owned and 33 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words “believe,” “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive,” or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.